UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

GLOBE SPECIALTY METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34420	20-2055624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 2514
New York, New York 10119
 (Address of principal executive offices and Zip Code)

(212) 798-8100
 (Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) and (e)

The Company has made a commitment that, at the next regular meeting of its Board of Directors, it will establish a nominating committee composed entirely of independent directors.

The Company has amended its 2006 Employee, Director and Consultant Stock Plan to provide that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding stock options, stock appreciation rights or other stock awards made under the Plan (“Stock Rights”) to reduce the exercise price of such outstanding Stock Rights; (b) cancel outstanding Stock Rights in exchange for Stock Rights with an exercise price that is less than the exercise price of the original Stock Rights; or (c) cancel outstanding Stock Rights with an exercise above the current stock price in exchange for cash or other securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.

Dated: November 23, 2010	By:	/s/ Stephen Lebowitz
Stephen Lebowitz
Chief Legal Officer